UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 29, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

533 Airport Blvd, Suite 400, Burlingame, CA 94010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 OTHER EVENTS

Item 8.01 Other Events

IA Global Inc. announced today that Global Hotline, Inc. (GHI), a wholly owned subsidiary of IAO, had received 717,000,000 Yen, or approximately $6,459,000 at current exchange rates, on July 29, 2005 from KDDI, a significant Japanese telecommunications company. This amount was primarily an advance quarterly payment under GHI’s contract with KDDI.

GHI has two contracts with KDDI. The first contract covers the period October 1, 2004 thru September 30, 2005 and requires GHI to sell subscriber lines based on agreed monthly targets. GHI expects to be paid 841,000,000 Yen, or approximately $7,600,000 at current exchange rates, under this contract. The second contract covers the period March 16, 2005 through March 31, 2006 and requires GHI to sell subscriber lines based on agreed monthly targets. GHI expects to be paid 2,925,000,000 Yen, or approximately $26,400,000 at current exchange rates, under this contract. Should the targets not be achieved on a quarterly basis, GHI will be required to refund portions of the revenue to KDDI. The cash will be used to fund the operations of GHI.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired - None.

(b)	Pro Forma financial information - None.

(c)	Exhibits -

Exhibit No.	Description

99.1	Press release dated August 1, 2005 announcing that Global Hotline received $6,459,000 in advance quarterly payments from KDDI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 1, 2005

By:	/s/ Alan Margerison

Alan Margerison

President and Chief Executive Officer